Exhibit 99

ROYALTY AND GENERAL RIGHTS CONVEYANCE

THIS AGREEMENT made as of the 7th day of August, 2012.

BETWEEN:

LEGEND ENERGY CANADA LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as “Vendor”)

- and -

RANGE ROYALTY LIMITED PARTNERSHIP, a limited partnership, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as “Purchaser”)

WHEREAS Vendor hereby sells and Purchaser hereby purchases the interest of Vendor in and to the Assets, subject to and in accordance with the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

(a)	“Adjustment Date” means the hour of 12:01 a.m., Calgary time, on August 1, 2012.

(b)	“Assets” means the Vendor’s entire interest in the Petroleum and Natural Gas Rights and the Miscellaneous Interests.

(c)	“Business Day” means any day other than: (i) a Saturday; (ii) a Sunday; or (iii) a statutory holiday in Calgary, Alberta.

(d)	“Data Room Materials” means any and all documents, files, data, information and updates with respect to the Assets made available to Purchaser for Purchaser’s review at Vendor’s offices or otherwise, if any.

(e)	“Lands” means the lands described in Schedule “A”.

(f)	“Leased Substances” means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under the Title Documents (but only to the extent that the Title Documents pertain to the Lands).

(g)

“Losses” means all actions, causes of action, losses, costs, claims, damages, penalties, fines, assessments, charges, expenses or other liabilities whatsoever, whether contractual or tortious, which are suffered, sustained, paid or incurred by a Party and includes, without limitation, reasonable legal fees on a solicitor and client basis and other professional fees and

Royalty and General Rights Conveyance

dated August 7, 2012

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disbursements on a full indemnity basis, but notwithstanding the foregoing shall not include any liability for indirect or consequential damages including, without limitation, business loss, loss of profit, economic loss, punitive damages or income tax liabilities.

(h)	“Miscellaneous Interests” means all property, assets, interests and rights pertaining to the Petroleum and Natural Gas Rights, but only to the extent that such property, assets, interests and rights pertain to the Petroleum and Natural Gas Rights, including without limitation any and all Title Documents relating to the Petroleum and Natural Gas Rights.

(i)	“Party” means a party to this Agreement.

(j)	“Permitted Encumbrances” means: (i) liens for taxes, assessments and governmental charges which are not due or the validity of which Vendor can demonstrate is being diligently contested in good faith; (ii) liens incurred or created in the ordinary course of business as security in favour of the person who is conducting the development or operation of the property to which such liens relate; (iii) rights of general application reserved to or vested in any governmental authority to levy taxes on the Leased Substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates on the operations of any property; (iv) statutory exceptions to title, and the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the mines and minerals within, upon or under the Lands; (v) all royalty burdens, liens, adverse claims, penalties, reductions in interests and other encumbrances set out in Schedule “A”; (vi) the terms, conditions and obligations arising under the Title Documents; and (vii) any matter disclosed in the Data Room Materials.

(k)	“Petroleum and Natural Gas Rights” means all those rights of Vendor, as the fee simple owner of the mines and minerals or the beneficial owner and recipient of any royalty interest, profit interest or other similar interest, other than a working interest, to: (i) receive a payment for or a share of Leased Substances produced; (ii) share in the production of Leased Substances; or (iii) share in the proceeds from, or measured or calculated by reference to the value or quantity of Leased Substances which are produced, in respect of the Lands (and lands pooled or unitized therewith), unless otherwise limited to certain rights in Schedule “A”.

(I)	“Petroleum Substances” means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including without limitation sulphur and coal bed methane.

(m)	“Purchase Price” has the meaning set forth in section 2.1.

(n)	“Regulations” means all statutes, laws, rules, orders, judgements, writs, injunctions, decrees, regulations and directions of governmental and other competent authorities in effect from time to time and made by governments, governmental boards or agencies, tribunals, courts, commissions, administrative agencies, arbitrators, or judicial authorities having jurisdiction over the Assets, the Parties or the transaction contemplated herein.

(o)	“Specific Conveyances” means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable to convey, assign and transfer the interest of Vendor in and to the Assets to Purchaser and to novate Purchaser in the place and stead of Vendor with respect to the Assets.

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(p)	“Third Party” means any individual or entity other than the Parties, including without limitation any partnership, corporation, trust, unincorporated organization, union, government and any department and agency thereof and any heir, executor, administrator or other legal representative of an individual.

(q)	“this Agreement”, “herein”, “hereto”, “hereof” and similar expressions mean and refer to this Royalty and General Rights Conveyance.

(r)	“Title Documents” means, collectively, any and all certificates of title, leases, reservations, permits, licences, assignments, trust declarations, royalty agreements, gross overriding royalty agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements and any other documents and agreements granting, reserving or otherwise conferring rights to: (i) own, take, use or market Petroleum Substances; (ii) share in the production of Petroleum Substances; (iii) share in the proceeds from, or measured or calculated by reference to the value or quantity of, Petroleum Substances which are produced; and (iv) rights to acquire any of the rights described in items (i) to (iii) of this definition; but only if the foregoing pertain in whole or in part to Petroleum Substances within, upon or under the Lands (and lands pooled or unitized therewith) including without limitation those, if any, set out in Schedule “A”.

1.2	Headings

The expressions “Article”, “section”, “subsection”, “clause”, “subclause”, “paragraph” and “Schedule” followed by a number or letter or combination thereof mean and refer to the specified article, section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

1.3	Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Included Words

When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral genders.

1.5	Schedules

There is a Schedule “A” appended to this Agreement pertaining to and describing the Lands and the Petroleum and Natural Gas Rights. Such schedule is incorporated herein by reference as though contained in the body hereof. Wherever any term or condition of such schedule conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

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ARTICLE 2

CONVEYANCE AND CLOSING

2.1	Conveyance

For the price and sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) CDN, the receipt of which is hereby acknowledged by Vendor, Vendor hereby sells, assigns, transfers, conveys and sets over to Purchaser, and Purchaser hereby purchases from Vendor, all of the right, title, estate and interest of Vendor (whether absolute or contingent, legal or beneficial) in and to the Assets, to have and to hold the same, together with all benefit and advantage to be derived therefrom, absolutely, subject to and in accordance with the terms of this Agreement.

2.2	Specific Conveyances

(a)	Vendor has prepared at its cost the Specific Conveyances, none of which shall confer or impose upon a Party any greater right or obligation than contemplated in this Agreement, and which the Parties have executed and delivered concurrently herewith. If from and after the date hereof additional Specific Conveyances are required, Vendor shall prepare any and all such additional Specific Conveyances at Vendor’s sole cost.

(b)	Purchaser shall at its cost circulate and register, as the case may be, all Specific Conveyances that by their nature may be circulated or registered, and Purchaser shall be responsible for all registration fees pertaining to same.

2.3	Title Documents and Miscellaneous Interests

(a)	Vendor shall deliver to Purchaser within 5 days of the date hereof, the original copies of the Title Documents and any other agreements and documents to which the Assets are subject and the original copies of contracts, agreements, records, books, documents, licences, reports and data comprising Miscellaneous Interests which are now in the possession of Vendor. Notwithstanding the foregoing, if and to the extent such Title Documents, contracts, agreements, records, books, documents, licences, reports and data also pertain to interests other than the Assets, photocopies or other copies may be provided to Purchaser in lieu of original copies.

(b)	Purchaser shall, upon request and after reasonable notice, provide reasonable access, at the offices of Purchaser and during its normal business hours, to such of the Title Documents and other contracts, agreements, records, books, documents, licenses, reports and data comprising Miscellaneous Interests delivered by Vendor pursuant hereto, as Vendor may require for purposes concerning the interests which Vendor held in the Assets prior to the date hereof and the calculation of adjustments prior to the finalization of same, subject always to the requirement that all such information shall remain confidential.

2.4	Other Taxes

Purchaser shall be solely responsible for all sales taxes, transfer taxes, fees, charges, levies or similar assessments which may be imposed by any governmental authority and pertaining to its acquisition of the Assets or to the circulation and registration of the Specific Conveyances and shall remit any such amounts to the applicable governmental authority according to law.

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2.5	Allocation of Purchase Price

The Parties shall allocate the Purchase Price as follows:

Petroleum and Natural Gas Rights	100% less $10.00
Miscellaneous Interests	$10.00

2.6	No Working Interests Included

Notwithstanding anything to the contrary in this Agreement, including the Schedules, the Assets do not include any working interests held by Vendor in the Lands at the Adjustment Date. Provided, however, the Assets may include any royalty interest or other similar interest set out in Schedule “A” that is convertible to a working interest after the Adjustment Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Vendor

Purchaser acknowledges that it is purchasing the Assets on an “as is, where is” basis, without representation and warranty and without reliance on any information provided to or on behalf of Purchaser by Vendor or any Third Party, except that and subject in all instances to the Permitted Encumbrances, any matter disclosed in Schedule “A” or any matter disclosed in the Data Room Materials, Vendor makes the following representations and warranties to Purchaser:

(a)	Standing: Vendor is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of incorporation of Vendor and is authorized to carry on business in the jurisdiction in which the Lands are located.

(b)	Requisite Authority: Vendor has good right, full power and absolute authority to sell, assign, transfer, convey and set over the interest of Vendor in and to the Assets according to the true intent and meaning of this Agreement.

(c)	Execution: The execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders’ and directors’ actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Vendor is bound.

(d)	No Conflicts: The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Vendor is party or by which Vendor is bound, nor under any Regulation applicable to Vendor.

(e)	Enforceability: This Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Vendor enforceable against Vendor in accordance with their terms, subject to the qualification that such enforceability may be subject to: (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors’rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law).

Royalty and General Rights Conveyance

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(f)	Regulatory Approval: Except as otherwise provided in this Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance by Vendor of this Agreement, other than authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force.

(g)	Finders’ Fees: Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this Agreement or the transaction to be effected by it for which Purchaser shall have any obligation or liability.

(h)	Canadian Resident: Vendor is not a non-resident within the meaning of section 116 of the Income Tax Act (Canada).

(i)	All or Substantially All: The interest of Vendor in and to the Assets does not constitute all or substantially all the property of Vendor.

(j)	Alienation: Except as may be identified in the schedules hereto, Vendor has not alienated or encumbered the Assets or any part or portion thereof, Vendor has not committed and is not aware of there having been committed any act or omission whereby the interest of Vendor in and to the Assets or any part or portion thereof may be cancelled or determined, and the Assets are now free and clear of all liens, royalties, conversion rights and other claims of Third Parties, created by, through or under Vendor or of which Vendor has knowledge.

(k)	Adverse Claims: Vendor has not received notice from any Third Party claiming an interest in and to the Assets adverse to the interest of Vendor and Vendor has no reason to believe that any such claim may be made.

(I)	No Lawsuits or Claims: No suit, action, lawsuit, administrative proceeding or other proceeding before any court or governmental agency has been commenced against Vendor or, to the knowledge, information and belief of Vendor, has been threatened against Vendor or any Third Party, which might result in material impairment or loss of the interest of Vendor in and to the Assets or which might otherwise adversely affect the Assets.

(m)	AMI’s: There are no active area of mutual interest provisions in any of the Title Documents or other agreements or documents to which the Assets are subject.

(n)	Sales, Processing and Transportation Contracts: Vendor is not a party to and Vendor’s interest in and to the Assets is not otherwise bound or affected by any: (i) production sales or marketing contracts pertaining to the Leased Substances or any of them; (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them; (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them; (iv) agreements for the contract operation by a Third Party of the Assets or any of them; and (v) agreements to provide transportation, processing or disposal capacity or service to any Third Party.

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(o)	Due Inquiry: Vendor has made reasonable inquiries and searches for material documents and information relating to the Assets and for all information reasonably required to make the representations and warranties contained in this Agreement not misleading in light of the circumstances.

(p)	Disclosure of Documents: Vendor has provided to Purchaser or to its representatives any and all Title Documents, as well as any other agreements and documents to which the Assets are subject that are in the possession of Vendor or to which Vendor has access.

3.2	Limitation on Vendor’s Representation and Warranties

Without limiting the generality of section 3.1 and except and to the extent expressly stated in section 3.1, Vendor does not warrant title to the Assets or make any representations or warranties with respect to: (a) any data or information, including any engineering, geological or other interpretations or evaluations, supplied by Vendor in connection with the Assets, including Data Room Materials; (b) the quality, quantity or recoverability of Petroleum Substances within or under the Lands or any lands pooled or unitized therewith; or (c) the value of the Assets or the future cash flow therefrom.

3.3	Acknowledgements

Without detracting from Purchaser’s reliance on Vendor’s representations and warranties in section 3.1, Purchaser acknowledges that it has made its own independent investigation, analysis, evaluation and inspection of Vendor’s interest in the Assets, including a review of Vendor’s title thereto and the state and condition thereof and will have relied on its own investigation, analysis, evaluation and inspection as to its assessment of the condition, quantum and value of the Assets and Vendor’s title thereto.

3.4	Representations and Warranties of Purchaser

Purchaser makes the following representations and warranties to Vendor:

(a)	Standing: Purchaser is duly organized and validly existing and in good standing under the laws of the jurisdiction of registration of Purchaser and is authorized to carry on business in the Province in which the Lands are located.

(b)	Requisite Authority: Purchaser has good right, full power and absolute authority to purchase the interest of Vendor in and to the Assets according to the true intent and meaning of this Agreement.

(c)	Execution: The execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Purchaser is bound.

(d)	No Conflicts: The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Purchaser is party or by which Purchaser is bound, nor under any Regulation applicable to Purchaser.

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(e)	Enforceability: This Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms subject to the qualification that such enforceability may be subject to: (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law).

(f)	Regulatory Approval: Except as otherwise provided in this Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance by Purchaser of this Agreement, other than authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force.

(g)	Finders’ Fee: Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this Agreement or the transaction to be effected by it for which Vendor shall have any obligation or liability.

(h)	Investment Canada Act: Purchaser is not a non-Canadian person for the purposes of the Investment Canada Act.

ARTICLE 4

INDEMNITIES FOR REPRESENTATIONS AND WARRANTIES

4.1	Vendor’s Indemnities for Representations and Warranties

For a period of 12 months from the date hereof, Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, all Losses suffered, sustained, paid or incurred by Purchaser which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in section 3.1 been accurate and truthful, provided however that nothing in this section 4.1 shall be construed so as to cause Vendor to be liable to or indemnify Purchaser in connection with any representation or warranty contained in section 3.1 if and to the extent that Purchaser did not rely upon such representation or warranty.

4.2	Purchaser’s Indemnities for Representations and Warranties

For a period of 12 months from the date hereof, Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all Losses suffered, sustained, paid or incurred by Vendor which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in section 3.4 been accurate and truthful, provided however that nothing in this section 4.2 shall be construed so as to cause Purchaser to be liable to or indemnify Vendor in connection with any representation or warranty contained in section 3.4 if and to the extent that Vendor did not rely upon such representation or warranty.

Royalty and General Rights Conveyance

dated August 7, 2012

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ARTICLE 5

PURCHASER’S INDEMNITIES

5.1	General Indemnity

Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all Losses suffered, sustained, paid or incurred by Vendor which arise out of any matter or thing occurring or arising from and after the date hereof and which relates to the Assets, provided however that Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any Losses suffered, sustained, paid or incurred by Vendor which arise out of acts or omissions of Vendor.

5.2	Limitation

Notwithstanding any other provision in this Agreement: (a) Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any Losses suffered, sustained, paid or incurred by Vendor in respect of which Vendor is liable to and has indemnified Purchaser pursuant to section 4.1; (b) Vendor shall not be liable to nor be required to indemnify Purchaser in respect of any Losses suffered, sustained, paid or incurred by Purchaser in respect of which Purchaser is liable to and has indemnified Vendor pursuant to section 4.2; and (c) Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any Losses suffered, sustained, paid or incurred by Vendor which relate to environmental damage or contamination or other environmental problems or operations on or in respect of the Lands or the Assets.

ARTICLE 6

OPERATING ADJUSTMENTS

6.1	Operating Adjustments

Subject to all other provisions of this Agreement, all benefits and obligations of any kind and nature relating to the Assets, excluding income taxes but otherwise including without limitation, royalties and other burdens, and proceeds received from the Assets whether accruing, payable or paid and received or receivable, shall be adjusted between the Parties as of the Adjustment Date in accordance with generally accepted accounting principles. Purchaser shall be responsible for all income taxes related to the Assets from and after the Adjustment Date. Adjustments not settled or incorrectly settled prior to or contemporaneously with the execution of this Agreement shall be settled by payment to or by Vendor and Purchaser, as the case may be, as soon as practicable. For certainty, in each month following the execution of this Agreement, the Vendor shall forward to the Purchaser any actual revenue payments received related to the Assets from and after the Adjustment Date by the 15th of the month next following the month in which the Vendor received the revenues. The intention of the Parties is that final settlement shall occur within 180 days following the date hereof, but it is recognized that adjustments may be made after that time. No adjustments shall be made after one year from the date hereof unless written notice of the requested adjustment, with reasonable particulars, is given within one year from the date hereof. Proceeds in respect of Petroleum Substances beyond wellhead at the Adjustment Date do not comprise part of the Assets.

Royalty and General Rights Conveyance

dated August 7, 2012

Red Earth, AB

ARTICLE 7

PRE-ADJUSTMENT DATE ROYALTY AMOUNTS

7.1	Purchaser Recovery of Pre-Adjustment Date Royalty Amounts

Notwithstanding any other provision of this Agreement, if Purchaser, through its own efforts: (a) determines that royalty payments, compensatory royalty payments or any similar type of payments or share of production of Petroleum Substances pertaining to the Assets accruing prior to the Adjustment Date has been underpaid or not paid or delivered (the “Pre-Adjustment Date Royalty Amounts”); and (b) any Pre-Adjustment Date Royalty Amounts are then received by either Purchaser or Vendor, such recovered Pre-Adjustment Date Royalty Amounts shall be apportioned between the Parties as provided for in section 7.4.

7.2	Forensic Accounting and Collection Fee

Purchaser’s entitlement to a share of Pre-Adjustment Date Royalty Amount payments collected shall constitute the payment of a forensic accounting and collection fee by Vendor to Purchaser.

7.3	Cooperation in Recovery

Purchaser shall advise Vendor in writing with respect to any potential Pre-Adjustment Date Royalty Amounts prior to contacting any Third Parties respecting same. Vendor shall cooperate with Purchaser with respect to actions undertaken by Purchaser to collect Pre-Adjustment Date Royalty Amounts, including reasonable requests to affirm the right of Purchaser to seek recovery of such amounts for and on behalf of Vendor.

7.4	Carriage of Action

(a)	If Purchaser, through its own acts and at its sole cost and expense, subject to Vendor’s cooperation pursuant to section 7.3, is successful in having any Third Party remit any Pre-Adjustment Date Royalty Amounts to either Purchaser or Vendor, then each of Vendor and Purchaser shall be entitled to a 50% share of such amounts and the party receiving any such amount shall pay to the other party its proportionate share.

(b)	Upon written request by Purchaser acting reasonably, Vendor shall commence a legal action or arbitration/mediation proceeding for the recovery of Pre-Adjustment Date Royalty Amounts from a Third Party (an “Action”) and shall not settle same without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Vendor shall make available to Purchaser all pertinent information within Vendor’s control respecting the Action. Purchaser shall have the right to participate in legal or arbitration/mediation proceedings with respect to the Action, including the negotiation or settlement of same.

(c)	Upon receiving the written request set forth in section 7.4(b), Vendor shall have the right to elect whether or not to participate in the costs of the Action. If Vendor elects:

(i)	not to participate in such costs, then Purchaser shall be responsible for and shall pay 100% of all the legal fees and expenses incurred by the Parties in relation to the Action, including without limitation any expert or other professional services required to quantify the amounts owed by the Third Party, and Purchaser shall be entitled to a 100% share of any Pre-Adjustment Date Royalty Amounts recovered in the Action (whether by settlement or judgement or arbitration/mediation award); or

Royalty and General Rights Conveyance

dated August 7, 2012

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(ii)	to participate in such costs, then each Party shall be responsible for and shall pay 50% of all the legal fees and expenses, including without limitation any expert or other professional services required to qualify the amounts owed by the Third Party, and each of Vendor and Purchaser shall be entitled to a 50% share of any Pre-Adjustment Date Royalty Amounts recovered in the Action (whether by settlement or judgement or arbitration/mediation award), and the party paying such costs or receiving any such amounts shall pay to or be reimburse by the other party for its proportionate share as the case may be.

7.5	Purchaser Indemnity

Purchaser shall indemnify and save Vendor harmless from and against any and all Losses arising out of the Action or Purchaser’s request to seek recovery of Pre-Adjustment Date Royalty Amounts from Third Parties, except for the costs which Purchaser agrees to participate in pursuant to section 7.4(c). For greater certainty, however, the Parties acknowledge that Purchaser shall in no circumstances be responsible for the repayment of any Pre-Adjustment Date overpayments made to Vendor by Third Parties.

ARTICLE 8

GENERAL

8.1	Further Assurances

Each Party will, from time to time and at all times, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. Until Purchaser is novated, with respect to the interest of Vendor in and to the Assets, into the Title Documents and any other agreements and documents to which the Assets are subject, Vendor shall act as Purchaser’s agent (including without limitation to serve operation notices and authorizations for expenditure) as Purchaser reasonably and lawfully directs. Purchaser shall be liable to Vendor and shall, in addition, indemnify Vendor from and against, all Losses suffered, sustained, paid or incurred by Vendor arising in connection with all acts or omissions of Vendor in its capacity as agent of Purchaser to the extent such acts and omissions were expressly or impliedly authorized by Purchaser.

8.2	No Merger

The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all Specific Conveyances, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in the Specific Conveyances notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

Royalty and General Rights Conveyance

dated August 7, 2012

Red Earth, AB

8.3	Entire Agreement

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this

Agreement shall prevail. No amendments shall be made to this Agreement unless in writing, executed by the Parties. This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

8.4	Subrogation

The assignment and conveyance to be effected by this Agreement is made with full right of substitution and subrogation of Purchaser in and to all covenants, representations, warranties and indemnities previously given or made by others in respect of the Assets or any part or portion thereof.

8.5	Governing Law

This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. The Parties irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

8.6	Enurement

This Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

8.7	Time of Essence

Time shall be of the essence in this Agreement.

8.8	Notices

The addresses for service and the fax numbers of the Parties shall be as follows:

Vendor -	Legend Energy Canada Ltd.
230, 840 - 6th Avenue S.W.
Calgary, Alberta, T2P 3E6

Attention: Land Department
Fax: (403) 264-7035

Purchaser -	Range Royalty Limited Partnership
P.O. Box 1178, Station “M”
Calgary, Alberta, T2P 2L2

Attention: Land Department
Fax: (403) 974-6826

Royalty and General Rights Conveyance

dated August 7, 2012

Red Earth, AB

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing and shall be delivered as follows: (a) by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served; (b) by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or (c) except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the third Business Day following the date of mailing (the date of mailing being the Business Day immediately prior to the postmarked date of the envelope containing the notice, communication or statement or if the subject envelope has been lost or destroyed, the date of such notice, communication or statement or if undated the date of the transmittal letter accompanying the same). A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

8.9	Limit of Liability

In no event shall the liability of Vendor to Purchaser in respect of claims of Purchaser arising out of or in connection with this Agreement exceed, in the aggregate, the Purchase Price.

8.10	Waiver

No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred. No waiver of any provision of this Agreement, including without limitation, this section, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

8.11	Agreement not Severable

This Agreement extends to the whole of the Assets and is not severable without Purchaser’s express written consent or as otherwise herein provided.

8.12	Post Closing Identification of ROFRs

Should a preferential, pre-emptive or first purchase right whereby a Third Party had, as a result of the sale and conveyance of the Assets contemplate herein, the right to acquire or purchase part of the Assets (“ROFR”) be identified by Purchaser after the date hereof, Purchaser shall comply with any such ROFRs in accordance with the terms thereof. Purchaser shall be entitled to receive all proceeds payable by the holders of any such ROFRs exercised after the date hereof and there will be no adjustment to the Purchase Price as a consequence of the identification of any such ROFRs or the exercise thereof. Purchaser shall be liable for all Losses suffered, sustained, paid or incurred by Vendor and, in addition and as an independent covenant, shall indemnify Vendor from and against all Losses suffered, sustained, paid or incurred by it and all claims made against it, in either case, as a direct consequence of any failure by Purchaser to comply with the terms of any ROFR identified after the date hereof or as a consequence of any allocation of value used by Purchaser in the issuance of a notice in respect of a ROFR identified after the date hereof.

Royalty and General Rights Conveyance

dated August 7, 2012

Red Earth, AB

8.13	Counterpart Execution

This Agreement may be executed in counterpart, no one copy of which need be executed by both Parties. A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by the Parties.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

LEGEND ENERGY CANADA LTD.	RANGE ROYALTY LIMITED PARTNERSHIP, by its General Partner, Range Royalty Management Ltd.
Per:	Per:	/s/ Michelle L. Radomski
Michelle L. Radomski, VP Land

Per:

SCHEDULE “A” ATTACHED TO AND FORMING PART OF A ROYALTY AND GENERAL RIGHTS

CONVEYANCE MADE AS OF THE 7TH DAY OF AUGUST, 2012, BETWEEN LEGEND ENERGY CANADA

LTD. AND RANGE ROYALTY LIMITED PARTNERSHIP

See attached Property Report (2 pages) inserted behind this cover sheet

JUN-21-2012 09:33:22	LEGEND ENERGY CANADA LTD. PROPERTY REPORT Prov.: AB Area: RED EARTH Active Mineral - Active Splits	Page 1 User: BRIAN

TYPES	DATES		RENTAL INFO
M1190
Lse: PNG	Lease:	JUN-29-1969	Gross $:	0.00
Fh/Cr: CR	Effect:	JUN-28-1968	Net $:	0.00
	Expiry:	JUN-28-1989	Date:	JUN-28
	Acquir:		Freq:	ANNUAL
	Termin:		Payor:	HARVEST	Celg:
	Min.Int:	100.0000000%	Cr. No:	129277	Acq.:

LESSOR	Rental%	Rental $
ALBERTA ENERGY	100.0000000	0.00

ACREAGES	Gross /	Net		Gross /	Net
Total : (H)	0.000 /	0.000	Expose:	0.000
Devel: (H)	0.000 /	0.000	UnDevel:	0.000 /	0.000
Prod : (H)	0.000 /	0.000	NonProd:	0.000 /	0.000

WORKING INTERESTS							LANDS/RIGHTS/WELLS
Split: A	Status:	ACTIVE	Operator:	HARVEST	Int.: GOR	Prod.: P	TWP 87-RGE 9-W5M E11 P
	Extension:	SEC 15			AMI:	ROFR:	PNG from TOP of SURFACE to BASE of GRANITE WA
100/12-01-087-09-W5/00 (OIL)
100/14-02-087-09-W5/02 (OIL)
100/01-11-087-09-W5/00 (OIL)

PARTNERS	WORKING >INTERESTS<
BARNWELL	50.0000000
HARVEST	50.0000000

100.0000000

ROYALTY	All-Prod%	Paid-To	Paid-To-%	Paid-By	Paid-By-%	TIK	Royalty Description
LSR	S/S	LESSOR	100.0000000	ALL WI	100.0000000	N	ON 100.0000% PRODUCTION; NONCONV.
GOR		LEGEND	100.0000000	BARNWELL	100.0000000	N	S/S: 1/150.0000 (5.0000 - 15.0000%) OIL; 15.0000% GAS; ON 50.0000% PRODUCTION; NONCONV.

RELATED AGMT	Agreement-Type	Agmt-Date	Related Contract Description
C00284	CONVEYANCE	NOV-19-1998
C00283	ROYALTY	MAY-21-1970

ACREAGES	Gross /	Net		Gross /	Net
Total: (H)	0.000 /	0.000	Expose:	0.000
Devel: (H)	0.000 /	0.000	UnDevel:	0.000 /	0.000
Prod: (H)	0.000 /	0.000	NonProd:	0.000 /	0.000

Split: B	Status: ACTIVE	Operator: HARVEST	Int.: GOR	Prod.: P	TWP 87-RGE 9-W5M NW 1 P
	Extension: SEC 15		AMI:	ROFR:	PNG from TOP of SURFACE to BASE of SLAVE POINT
100/03-11-087-09-W5/00 (OIL)
100/04-11-087-09-W5/00 (OIL)
100/07-11-087-09-W5/00 (OIL)
100/08-11-087-09-W5/00 (OIL)
100/09-11-087-09-W5/00 (OIL)
100/11-11-087-09-W5/00 (OIL)

PARTNERS	WORKING >INTERESTS<
BARNWELL	50.0000000
HARVEST	50.0000000

100.0000000

ROYALTY	All-Prod%	Paid-To	Paid-To-%	Paid-By	Paid-By-%	TIK	Royalty Description
LSR	S/S	LESSOR	100.0000000	ALL WI	100.0000000	N	ON 100.0000% PRODUCTION; NONCONV.
GOR		LEGEND	100.0000000	BARNWELL	100.0000000	N	S/S: 1/150.0000 (5.0000 - 15.0000%) OIL; 15.0000% GAS; ON 50.0000% PRODUCTION: NONCONV.

RELATED AGMT	Agreement-Type	Agmt-Date	Related Contract Description
C00284	CONVEYANCE	NOV-19-1998

ACREAGES	Gross /	Net		Gross /	Net
Total: (H)	0.000 /	0.000	Expose:	0.000
Devel: (H)	0.000 /	0.000	UnDevel:	0.000 /	0.000
Prod: (H)	0.000 /	0.000	NonProd:	0.000 /	0.000

JUN-21-2012 09:33:22	LEGEND ENERGY CANADA LTD. PROPERTY REPORT Prov.: AB Area:RED EARTH Active Mineral - Active Splits	Page 2 User: BRIAN

TYPES		DATES		RENTAL INFO
M1450
Lse:	PNG	Lease:	DEC-20-2007	Gross$:	0.00
Fh/Cr:	FH	Effect:	DEC-20-2007	Net $:	0.00
		Expiry:	DEC-19-2012	Date:	DEC-20
		Acquir:		Freq:	ANNUAL
		Termin:		Payor:	HARVEST	Catg:
		Min.Int:	100.0000000%	Cr.No:	FL-0044	Acq:

LESSOR	Rental %	Rental $
LOON LAKE	100.0000000	0.00

ACREAGES	Gross /	Net		Gross /	Net
Total:(H)	0.000	0.000	Expose:	0.000
Devel:(H)	0.000 /	0.000	UnDevel:	0.000 /	0.000
Prod:(H)	0.000 /	0.000	NonProd:	0.000 /	0.000

WORKING INTERESTS							LANDS/RIGHTS/WELLS
Split: A	Status:	ACTIVE	Operator:	HARVEST	Int.:	GORProd.: P	TWP 87-RGE 9-W5M SW 11 P
	Extension:	SEC 15			AMI:	ROFR:	TWP 87-RGE 9-W5M 11(LSDS 11, 12, 14) P PNG from TOP of SURFACE to BASE of GRANITE WA

PARTNERS	WORKING >INTERESTS<
BARNWELL	50.0000000
HARVEST	50.0000000

100.0000000

ROYALTY	All-Prod%	Paid-To	Paid-To-%	Paid-By	Paid-By-%	TIK	Royalty Description
LSR	S/S	LESSOR	100.0000000	ALL WI	100.0000000	N	ON 100.0000% PRODUCTION; NONCONV.
GOR		LEGEND	100.0000000	ALL WI	100.0000000	N	S/S : 1/150.0000 (5.0000 - 15.0000%) OIL:15.0000% GAS;ON 50.0000% PRODUCTION;NONCONV.

RELATED AGMT	Agreement-Type	Agmt-Date	Related Contract Description
C00283	ROYALTY	MAY-21-1970
C00284	CONVEYANCE	NOV-19-1998

ACREAGES	Gross /	Net		Gross /	Net
Total:(H)	0.000 /	0.000	Expose:	0.000
Devel:(H)	0.000 /	0.000	UnDevel:	0.000 /	0.000
Prod:(H)	0.000 /	0.000	NonProd:	0.000 /	0.000

Split: B	Status:	ACTIVE	Operator: HARVEST	Int.: GORProd.: P	TWP 87-RGE 9-W5M NW 2 P
	Extension:	SEC 15		AMI: ROFR:	PNG from TOP of SURFACE to BASE of SLAVE POINT 100/14-02-087-09-W5/02 (OIL)

PARTNERS	WORKING >INTERESTS<
BARNWELL	50.0000000
HARVEST	50.0000000

100.0000000

ROYALTY	All-Prod%	Paid-To	Paid-To-%	Paid-By	Paid-By-%	TIK	Royalty Description
LSR	S/S	LESSOR	100.0000000	ALL WI	100.0000000	N	ON 100.0000% PRODUCTION; NONCONV.
GOR		LEGEND	100.0000000	ALL WI	100.0000000	N	S/S : 1/150.0000 (5.0000 - 15.0000%) OIL;15.0000% GAS;ON 50.0000% PRODUCTION; NONCONV.

ACREAGES	Gross /	Net		Gross /	Net
Total:(H)	0.000 /	0.000	Expose:	0.000
Devel:(H)	0.000 /	0.000	UnDevel:	0.000 /	0.000
Prod:(H)	0.000 /	0.000	NonProd:	0.000 /	0.000

ACREAGES(Gross/Net):	TOTAL AREA		DEVELOPED		UNDEVELOPED		PRODUCING		NON-PRODUCING
(H)	0.000 /	0.000	0.000 /	0.000	0.000 /	0.000	0.000 /	0.000	0.000 /	0.000